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                                                       EXHIBIT 24




                       POWER OF ATTORNEY



KNOW ALL PERSONS BY THESE PRESENTS that each person whose signa-ture appears below constitutes and appoints Peter H. Kelley, Ronald J. Endres, Dennis K. Morgan and David J. Kvapil, acting individually or together, as such person's true and lawful attorney(s)-in-fact and agent(s), with full power of substitution and revocation, to act in any capacity for such person and in such person's name, place and stead in executing the Registration Statement on Form S-8 and any amendments thereto, and filing said Registration Statement, together with all exhibits thereto and any other documents connected therewith, with the Securities and Exchange Commission for the purpose of registering the additional shares of Southern Union common stock to be eligible for grant under the Southern Union Company Pennsylvania Division 1992 Stock Option Plan and the Southern Union Company Pennsylvania Division Stock Incentive Plan.

Dated:  April 20, 2000

JOHN E. BRENNAN                 GEORGE L. LINDEMANN
---------------                 -------------------
John E. Brennan                 George L. Lindemann

FRANK W. DENIUS                 ROGER J. PEARSON
---------------                 ----------------
Frank W. Denius                 Roger J. Pearson

AARON I. FLEISCHMAN             GEORGE ROUNTREE, III
-------------------             --------------------
Aaron I. Fleischman             George Rountree, III

PETER H. KELLEY                 DAN K. WASSONG
---------------                 --------------
Peter H. Kelley                 Dan K. Wassong

ADAM M. LINDEMANN               KURT A. GITTER, M.D.
-----------------               --------------------
Adam M. Lindemann               Kurt A. Gitter

THOMAS F. KARAM                 RONALD W. SIMMS
---------------                 ---------------
Thomas F. Karam                 Ronald W. Simms